UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                 Securities Act of 1934 Date of Report (Date of
                   earliest event reported) February 20, 2004

                                   GTREX, Inc.
                        (formerly Apollo Holdings, Inc.)

             (Exact name of registrant as specified in its charter)
              Delaware               333-58744             13-4171971
            -----------             ------------          -------------
 (State or other jurisdiction       (Commission          (IRS Employer
        of incorporation)          Identification No.)      File Number)

               515 Madison Avenue, 21st Floor, New York, NY 10022
              (Address of principal executive offices) (Zip code)

                                  908 672 6343
            (Registrant's Telephone Number, Including the Area Code)

        1060 Alberni Street, Suite 1505, Vancouver, B.C., Canada V6E 4K2
          (Former name or former address, if changed from last report)

Item 5. Other Events.

On February 27, 2004 the Company amended its articles of incorporation to change its name to GTREX, Inc. and increased its total share authorization to 100,000,000 shares of common stock, $0.0001 par value. In addition, the Company also changed its principal place of business to 515 Madison Avenue, 21st Floor, New York, NY 10022 and changed its telephone number to (908) 672-6343.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 24, 2004
/s/ Kailash Khanna
Kailash Khanna
President and Director